Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of Churchill Capital Corp VII dated as of September 3, 2024 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: September 3, 2024	MAGNETAR FINANCIAL LLC

	By:	Magnetar Capital Partners LP, its Sole Member
	By:	Supernova Management LLC, its General Partner

	By:	/s/ Hayley A. Stein
Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: September 3, 2024	MAGNETAR CAPITAL PARTNERS LP

	By:	Supernova Management LLC, its General Partner

By:	/s/ Hayley A. Stein
Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: September 3, 2024	SUPERNOVA MANAGEMENT LLC

	By:	/s/ Hayley A. Stein
Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman, Manager

Date: September 3, 2024	DAVID J. SNYDERMAN

	By:	/s/ Hayley A. Stein
Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman